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                                                                    EXHIBIT 5.1




                                  May 8, 1996



Board of Directors
RFS Hotel Investors, Inc.
889 Ridge Lake Boulevard, Suite 100
Memphis, Tennessee  38120

                       Registration Statement on Form S-3
                       $250,000,000 of Offered Securities
                       ----------------------------------

Gentlemen:

         We are acting as counsel for RFS Hotel Investors, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of (i) Preferred Stock, $.01 par value ("Preferred Stock"), (ii) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series, (iii) Common Stock, $.01 par value ("Common Stock"), and (iv) delayed delivery contracts to purchase Preferred Stock, depositary shares or Common Stock of the Company having an aggregate maximum public offering price of $250,000,000 (collectively, the "Offered Securities"). The Offered Securities are described in the Registration Statement on Form S-3 of the Company (the "Registration Statement"), and the Prospectus included therein (the "Prospectus"), to be filed with the Securities and Exchange Commission (the "Commission") on May 8, 1996. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

         We are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee.

         2. When the terms of any class or series of the Offered Securities have been authorized by appropriate corporate action of the Company and have been issued and sold as described in the Registration Statement, the Prospectus and the applicable Prospectus Supplement, the Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock) will be legally issued, fully paid and nonassessable.
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Board of Directors
RFS Hotel Investors, Inc.
May 3, 1996
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         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.

                                              Very truly yours,


                                              /s/ Hunton & Williams